UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 24, 2014

PLASMATECH BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9314	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4848 Lemmon Avenue, Suite 517, Dallas, TX                                                                                                75219
       (Address of principal executive offices)                                                                                                (Zip Code)

(214) 905-5100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On December 24, 2014, PlasmaTech Biopharmaceuticals, Inc. (the “Company”) issued a press release announcing the closing of its previously announced underwritten public offering of 3,500,000 shares of the Company's common stock, and warrants to purchase up to an aggregate 3,500,000 shares of the Company's common stock, at an offering price of $4.00 per share and $0.01 per warrant. The warrants have a per share exercise price of $5.00, are exercisable immediately, and expire 5 years from the date of issuance.

The gross proceeds to the Company from this offering are $14.035 million, before deducting underwriting discounts and commissions and other estimated offering expenses.  All of the shares and warrants in the offering were sold by the Company.

The Company has also granted the underwriter a 45-day option to purchase up to an additional 525,000 shares of common stock and/or 525,000 warrants to cover over-allotments, if any.

A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release, dated December 24, 2014, entitled “PlasmaTech Biopharmaceuticals, Inc. Announces Closing of Public Offering”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PlasmaTech Biopharmaceuticals, Inc.
(Registrant)

By:   /s/ Harrison Wehner
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                                                                                                   Harrison Wehner
       President and
       Chief Financial Officer

Date:  December 24, 2014

EXHIBIT INDEX

Exhibit Number

99.1	Press Release, dated December 24, 2014, entitled “PlasmaTech Biopharmaceuticals, Inc. Announces Closing of Public Offering”